Exhibit 99

Piper Jaffray Companies
800 Nicollet Mall, Minneapolis, MN 55402-7036

C O N T A C T
Pamela Steensland
Tel: 612 303-8185
pamela.k.steensland@pjc.com

F O R  I M M E D I A T E  R E L E A S E

Tim Carter Named Chief Financial Officer of Piper Jaffray

A 22-year veteran of the firm, Carter has held various leadership positions in finance, including controller, chief accounting officer and treasurer

MINNEAPOLIS, November 21, 2017 — Piper Jaffray Companies (NYSE: PJC), a leading investment bank and asset management firm, today announced the appointment of Tim Carter as chief financial officer, effective January 1, 2018. Carter will oversee all financial operations and report directly to Piper Jaffray chairman and CEO Andrew Duff.

“Tim is an accomplished leader who brings more than 27 years of corporate finance and accounting experience. During his two decades with Piper Jaffray, he has played a key role in multiple strategic corporate development actions that have helped shape the firm’s success,” said Duff. “As our business pursues the next phase of growth, his expertise and leadership will be critical.”

Carter currently serves as senior vice president of finance and treasurer at Piper Jaffray, as well as a member of the firm’s leadership team, responsible for all treasury, accounting, market & credit risk and financial planning & analysis functions. He has held various leadership positions in finance, including controller, chief accounting officer and treasurer. Carter also provides support and financial expertise to the Piper Jaffray Foundation. Prior to joining Piper Jaffray, Carter worked in public accounting at Deloitte. He graduated from Gustavus Adolphus College with a bachelor’s degree in accounting and is a licensed CPA. Carter also serves on the board of College Possible Minnesota and was previously board chair.

“Piper Jaffray has achieved record growth over the past few years, and now could not be a more exciting time for the firm,” Carter said. “I look forward to leveraging our momentum, advancing our strategic objectives and positioning the business for future success.”

As part of the firm’s planned succession, Carter assumes the CFO position from Deb Schoneman, who will remain at Piper Jaffray as global head of equities. Schoneman has served as CFO since 2008, and added oversight of the global equities organization to her role in June 2017. She will continue working closely with Carter through year-end to ensure a successful transition.

“I am thrilled to be leading our equity sales, trading and research franchise during a time when this business is seeing major transformation,” Schoneman said. “I have confidence in Tim’s ability to drive the firm’s strategic initiatives through effective capital management, financial discipline and strong leadership skills.”

“We thank Deb for her inventiveness and leadership as CFO. With her operational expertise and strategic acumen, she is the ideal leader to oversee our equities group,” Duff added. “These leadership changes underscore our commitment to elevating talented partners internally and capturing human capital opportunities that position us for long-term success.”

About Piper Jaffray

Piper Jaffray Companies (NYSE: PJC) is a leading investment bank and asset management firm. Securities brokerage and investment banking services are offered in the U.S. through Piper Jaffray & Co., member SIPC and FINRA; in Europe through Piper Jaffray Ltd., authorized and regulated by the U.K. Financial Conduct Authority; and in Hong Kong through Piper Jaffray Hong Kong Limited, authorized and regulated by the Securities and Futures Commission. Asset management products and services are offered through five separate investment advisory affiliates—U.S. Securities and Exchange Commission (SEC) registered Advisory Research, Inc., Piper Jaffray Investment Management LLC, PJC Capital Partners LLC and Piper Jaffray & Co., and Guernsey-based Parallel General Partners Limited, authorized and regulated by the Guernsey Financial Services Commission.

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© 2017 Piper Jaffray Companies, 800 Nicollet Mall, Suite 1000, Minneapolis, Minnesota 55402-7036

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